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                                  EXHIBIT 21



SUBSIDIARIES OF THE REGISTRANT                                Jurisdiction
Baldwin Americas Corporation                                  Delaware
Baldwin Europe Consolidated Inc.                              Delaware
Baldwin Asia Pacific Corporation                              Delaware
Baldwin Technology Limited                                    Bermuda

SUBSIDIARIES OF BALDWIN AMERICAS CORPORATION
Baldwin Technology Corporation                                Connecticut
Misomex of North America, Inc.                                Delaware
Enkel Corporation                                             Delaware
Baldwin Graphic Systems, Inc.                                 Delaware

SUBSIDIARIES OF BALDWIN TECHNOLOGY CORPORATION
Kansa Corporation                                             Kansas

SUBSIDIARIES OF ENKEL CORPORATION
Enkel International Sales Corporation                         Illinois
Enkel Foreign Sales Corporation                               US Virgin Island

SUBSIDIARIES OF BALDWIN EUROPE CONSOLIDATED INC.
Baldwin Europe Consolidated BV                                Netherlands
Baldwin Technology France SA                                  France

SUBSIDIARIES OF BALDWIN EUROPE CONSOLIDATED BV
Baldwin Graphic Equipment BV                                  Netherlands
Baldwin German Capital Holding GmbH                           Germany
Baldwin U.K. Holding Limited                                  United Kingdom
BS Holding AB                                                 Sweden
Misomex Italia                                                Italy

SUBSIDIARIES OF BALDWIN GERMAN CAPITAL HOLDING GMBH
Baldwin Gegenheimer GmbH                                      Germany
Misomex GmbH                                                  Germany
Baldwin Auslandsbeteiligungs Holding GmbH                     Germany

SUBSIDIARIES OF BALDWIN U.K. HOLDING LIMITED
Misomex U.K. Limited                                          United Kingdom
Misomex Engineering Limited                                   United Kingdom

SUBSIDIARIES OF B S HOLDING AB
Amal AB                                                       Sweden
Misomex AB                                                    Sweden

SUBSIDIARIES OF BALDWIN GEGENHEIMER GMBH
Baldwin Gegenheimer Ltd.                                      United Kingdom

SUBSIDIARIES OF BALDWIN AUSLANDSBETEILIGUNGS HOLDING GMBH
Baldwin Hungaria Ltd.                                         Hungary
Graphics Financing Ireland                                    Ireland














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SUBSIDIARIES OF MISOMEX U.K. LIMITED
Dale Graphics U.K. Ltd.                                      United Kingdom

SUBSIDIARIES OF MISOMEX AB
AB Estomatic                                                 Sweden
Misomex Marketing AB                                         Sweden
Opme Oy                                                      Finland

SUBSIDIARIES OF GRAPHICS FINANCING IRELAND
Altoste Limited                                              Ireland

SUBSIDIARIES OF BALDWIN ASIA PACIFIC CORPORATION
Baldwin Asia Pacific Ltd.                                    Hong Kong
Baldwin Japan Ltd.                                           Japan
Baldwin Printing Control Equipment (Beijing)
     Company, Ltd.                                           China
BAP VC Limited                                               British Virgin
                                                                Islands

SUBSIDIARIES OF BALDWIN ASIA PACIFIC LTD
Baldwin Graphic Equipment Pty. Ltd.                          Australia
Baldin Printing Controls Ltd.                                Hong Kong

SUBSIDIARIES OF BALDWIN JAPAN LTD.
Baldwin Japan Trading Ltd.                                   Japan
Kansai Baldwin Sales Ltd.                                    Japan